Exhibit 99.1

VERSANT INTERNATIONAL ACQUIRES CONSULTING FIRM

IRVINE, Calif., Oct. 1, 2012 /PRNewswire/ -- Versant International (OTCBB: VINTB) is pleased to introduce its newest component of its mounting portfolio, Strategic Management Consultants (SMC). Strategic Management Consultants provides skilled advice for businesses to streamline and make more efficient management and organizational decisions. Working with senior management teams, SMC formulates business strategies and improved operational performance by assessing the organization's current systems and processes. Evaluating and recommending appropriate solutions, and ensuring success by mitigating potential risk. SMC is able to provide the necessary resources, at all levels, to implement these new strategies and initiatives from sales and marketing, leadership, strategic partnerships, public relations, branding, financial forecasting and accounting to name a few.

Strategic Management Consultants, along with previous acquisitions Mamma's Best and Grocers Direct, will continue to benefit from Versant International's diverse resources to become a major player in the consulting world. Versant is persistently researching other companies of such high quality with great earning potential that would profit from being a part of this developing portfolio.